                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 2, 2003


                               Jarden Corporation
             (Exact name of registrant as specified in its charter)

      Delaware                                     0-21052                                            35-1828377
------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction              (Commission File Number)               (IRS Employer Identification No.)
         of incorporation)

 555 Theodore Fremd Avenue, Rye, New York                                                                10580
------------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                                (Zip Code)


       Registrant's telephone number, including area code (914) 967-9400




         (Former name or former address, if changed since last report.)

Item 2 . Acquisition of Assets

         On September 2, 2003, we acquired all of the issued and outstanding stock of Lehigh Consumer Products Corporation ("Lehigh"), the largest supplier of rope, cord and twine for the U.S. consumer marketplace and a leader in innovative storage and organization products for the home and garage as well as products in the security door and fencing market. Its customers include
North America's largest and rapidly growing warehouse, home centers and mass merchants. We acquired Lehigh pursuant to the terms of a Stock Purchase Agreement dated as of August 15, 2003, by and among Jarden Corporation, American Manufacturing Company, Inc. ("AMC"), and Lehigh (the "Stock Purchase Agreement").

         The consideration for this acquisition consisted of the following:

                  o $155 million in cash paid at closing (excluding transaction costs); and

                  o an Earn-Out provision with a potential payment in cash or our common stock, at our election, of up to $25 million payable in 2006.

If the Earn-Out is paid, we expect to capitalize its cost. If we issue stock in satisfaction of the Earn-Out, the value of each share will be determined by taking the average of the closing price of our common stock on the New York Stock Exchange over a period consisting of the ten consecutive business days ending on the date that is two days prior to the issuance of such stock. We have entered into a Registration Rights Agreement, dated as of September 2, 2003, with AMC (the "Registration Rights Agreement"), pursuant to which we have agreed to file a registration statement with respect to the resale under the Securities Act of 1933, as amended, of shares issued in satisfaction of the Earn-Out.

         This acquisition was financed at closing with the combination of our available cash and borrowings under our credit facility, which we have amended and restated to increase our available borrowings. See "Other Events - Amendment and Restatement of Existing Credit Facility".

         Copies of the Stock Purchase Agreement and the Registration Rights Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Stock Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement and the Registration Rights Agreement.

Item 5. Other Events

AMENDMENT AND RESTATEMENT OF EXISTING CREDIT FACILITY

         On September 2, 2003, we refinanced our existing senior indebtedness by closing on an amendment and restatement to our existing credit facility (the "Existing Agreement") pursuant to the Amended and Restated Credit Agreement, dated as of September 2, 2003, among Jarden Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, Canadian Imperial Bank of Commerce, as Syndication Agent, National City Bank of Indiana and Fleet National Bank, as Co-Documentation Agents, and the other Lenders party thereto (the "Amended and Restated Credit Agreement").

         Our Amended and Restated Credit Agreement, among other things, provides for a senior credit facility for up to $280 million of senior secured loans, consisting of a $70 million five-year revolving credit facility (the "Revolving Credit Facility"), a $60 million five-year term loan facility (the "Term Loan A Facility"), and a new $150 million five-year term loan facility (the "Term Loan B Facility").

         The Revolving Credit Facility includes up to an aggregate of $15 million in standby and commercial letters of credit and up to an aggregate of $10 million in swing line loans. As of September 2, 2003, we have not drawn any amounts under the Revolving Credit Facility. We have used an amount of approximately $7.1 million of availability under the Revolving Credit Facility for the issuance of letters of credit.

         As of September 2, 2003, $54.5 million was outstanding under the Term Loan A Facility. Payments of principal under the Term Loan A Facility are payable quarterly in accordance with a specified amortization schedule. The final payment of all amounts outstanding under the Term Loan A Facility is due on April 24, 2007.

         On September 2, 2003, we drew down the full amount of the $150 million Term Loan B Facility. These funds were used principally to pay the cash consideration for the Lehigh acquisition under the Stock Purchase Agreement. See "Acquisition of Assets" set forth above. Payments of principal under the Term Loan B Facility are payable quarterly in accordance with a specified amortization schedule. The final payment of all amounts outstanding under the Term Loan B Facility is due on April 24, 2008.

         The Revolving Credit Facility, the Term Loan A Facility and the Term Loan B Facility bear interest at a rate equal to (i) the Eurodollar Rate (as determined by the Administrative Agent) pursuant to an agreed formula or (ii) a Base Rate equal to the higher of (a) the Bank of America prime rate and (b) the federal funds rate plus 0.50%, plus, (x) for loans under each of the Revolving Credit Facility and the Term Loan A Facility, an applicable margin ranging from 0.75% to 1.75% for Base Rate loans and from 2.00% to 2.75% for Eurodollar Rate loans, and (y) for loans made under the Term Loan B Facility, 2.75% per annum with respect to Eurodollar Rate loans and 1.75% per annum with respect to Base Rate loans.

         Interest under the Revolving Credit Facility, the Term Loan A Facility and the Term Loan B Facility are payable quarterly if a loan is a Base Rate loan or on a date which is one, two or three months from the date of disbursement, as selected by us, if the loan is a Eurodollar Rate loan; provided, that for six-month Eurodollar Rate loans, interest shall be paid quarterly.

         The Amended and Restated Credit Agreement contains certain restrictions on the conduct of our business, including, among other things, restrictions, generally, on:

          o    incurring debt;

          o    disposing of certain assets;

          o    making investments;

          o    exceeding certain agreed capital expenditures;

          o    creating or suffering liens on our assets;

          o completing certain mergers, consolidations, and with permitted exceptions, acquisitions (other than the Lehigh Acquisition);

          o    declaring dividends;

          o    redeeming or prepaying other debt; and

          o    transactions with affiliates.

         The Amended and Restated Credit Agreement also requires us to maintain the following financial covenants:

          o our consolidated net worth may not be at any time less than the sum of:

             o    $62,000,000;

             o an amount equal to 50% of our consolidated net income earned in each fiscal quarter ending after June 30, 2003 (with no deduction for a net loss in any such fiscal quarter); and

             o an amount equal to 100% of the aggregate increases in the stockholders' equity of Jarden and our subsidiaries after September 2, 2003, by reason of the issuance and sale of our capital stock (including upon any conversion of our debt securities into our capital stock);

          o our total leverage ratio as of the end of any four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

              ------------------------------------------------- --------------------------------------------
              Four-Quarter Period ending closest to:                   Maximum Total Leverage Ratio
              ------------------------------------------------- --------------------------------------------
              June 30, 2003;
              September 30, 2003;
              December 31, 2003;                                             3.50 to 1.00
              March 31, 2004;
              June 30, 2004; and
              September 30, 2004
              ------------------------------------------------- --------------------------------------------

              December 31, 2004;
              March 31, 2005;                                                3.25 to 1.00
              June 30, 2005; and
              September 30, 2005

              ------------------------------------------------- --------------------------------------------

              December 31, 2005 and thereafter                               3.00 to 1.00

              ------------------------------------------------- --------------------------------------------

          o our senior leverage ratio as of the end of any four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

              ------------------------------------------------- --------------------------------------------
              Four-Quarter Period ending closest to:                   Maximum Senior Leverage Ratio
              ------------------------------------------------- --------------------------------------------

              June 30, 2003;
              September 30, 2003;
              December 31, 2003;                                             2.25 to 1.00
              March 31, 2004;
              June 30, 2004; and
              September 30, 2004
              ------------------------------------------------- --------------------------------------------

              December 31, 2004;
              March 31, 2005;                                                  2.00 to 1.00
              June 30, 2005; and
              September 30, 2005
              ------------------------------------------------- --------------------------------------------
                                        5

              ------------------------------------------------- --------------------------------------------
              Four-Quarter Period ending closest to:                   Maximum Senior Leverage Ratio
              ------------------------------------------------- --------------------------------------------

              December 31, 2005 and thereafter                                 1.75 to 1.00

              ------------------------------------------------- --------------------------------------------

              ; and

          o our fixed charge ratio as of the end of any applicable period, beginning with the period ending closest to June 30, 2003, may not be less than 1.25 to 1.00.

         However, the Amended and Restated Credit Agreement does not make any significant restrictions on our or our domestic subsidiaries' ability to obtain funds from their respective subsidiaries by dividend or loan.

         The occurrence of certain events or conditions described in the Amended and Restated Credit Agreement (subject to grace periods in certain cases) constitutes an event of default. If an event of default occurs, the Administrative Agent may, at the request or consent of the Lenders, among other things, declare the entire outstanding balance of principal and interest of all outstanding loans to be immediately due and payable. The events of default include, among other things:

          o our failure to pay any principal, interest, or other fees on the loans made under the Amended and Restated Credit Agreement when due;

          o our failure to make payment on other indebtedness or contingent liabilities when due;

          o    any material judgment or order entered against us;

          o    any inaccuracy in the representations and warranties;

          o we incur any of certain specified liabilities under the Employee Retirement Income Security Act of 1974;

          o any of the loan documents under the Amended and Restated Credit Agreement cease to be in full force and effect;

          o failure to observe certain covenants under the Amended and Restated Credit Agreement (including, e.g., the financial covenants);

          o bankruptcy, insolvency or receivership proceedings with respect to Jarden; and

          o    a change of control of Jarden.

         The Amended and Restated Credit Agreement provides that we shall make required prepayments of the Term Loan A, the Term Loan B and the Revolving Loan, including, among other things, upon the happening of the following events:

          o in the event that our total leverage ratio is greater than 3.00 to 1.00 as of the end of any fiscal year, beginning with the fiscal year ending December 31, 2004, we must make a prepayment in an amount equal to fifty percent (50%) of the amount of excess cash flow, each such prepayment to be made on the date our and our subsidiaries' financial statements for such fiscal year are required to be delivered (or if earlier, the date such financial statements are delivered) pursuant to the Amended and Restated Credit Agreement;

          o we must make, or must cause each applicable subsidiary to make, a prepayment with respect to each private or public offering of equity securities of Jarden or any of our subsidiaries (other than equity securities issued to Jarden or a guarantor) in an amount equal to fifty percent (50%) of the net proceeds of each issuance of equity securities of the Jarden or any of our subsidiaries, each such prepayment to be made within ten (10) business days of receipt of such proceeds and upon not less than five (5) business days' prior written notice to the Administrative Agent; provided, however, subject to certain exceptions set forth in the Amended and Restated Credit Agreement, with respect to private or public offerings of equity securities made on or prior to February 29, 2004, such prepayment shall be equal to (i) 100 percent of the first $50 million dollars of net proceeds of such equity issuance after subtracting
               (a) the amount of such proceeds used for any permitted acquisitions (as defined in the Amended and Restated Credit Agreement) that we have completed within such period and (b) $50 million, and (ii) 50 percent of any remaining net proceeds of such equity issuance;

          o we must make, or must cause each applicable subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the net proceeds from each Disposition (as defined below) other than certain Permitted Dispositions (as defined below), each such prepayment to be made within ten (10) business days of receipt of the net proceeds thereof and upon not less than five (5) business days' prior written notice to the Administrative Agent. Disposition means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. A Disposition shall not include (a "Permitted Disposition"):

             o Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

             o Dispositions of inventory in the ordinary course of business;

          o Dispositions by Jarden or any of our subsidiaries of equipment or real property which is replaced by equipment or real property of substantially equivalent or greater utility and value within ninety (90) days of the date of disposition thereof, provided that if the fair market value of the property so disposed of is greater than $6,000,000, the Administrative Agent will have received notice of such disposition from us not less than twenty
               (20) days prior to the consummation of such disposition;

          o Dispositions of property (i) by any of our subsidiaries to a guarantor, (ii) by us or any guarantor to any guarantor, and
               (iii) by any of our subsidiaries that is not a guarantor to any other of our subsidiaries that is not a guarantor;

          o any of our subsidiaries may merge with or transfer substantially all its assets (upon voluntary liquidation or otherwise) to any guarantor, provided that, if a merger, the guarantor must be the continuing or surviving person, and provided further that if a transfer of assets in the form of a sale by a subsidiary that is not a guarantor, the sale shall be at fair market value and the aggregate amount of all such sales will not exceed $10,000,000;

          o any of our subsidiaries substantially all of whose assets consist of other subsidiaries' securities or other equity securities in any person may merge with or transfer substantially all its assets (upon voluntary liquidation or otherwise) to us, provided that, if a merger, we will be the continuing or surviving person, and provided further that if a transfer of assets in the form of a sale by a subsidiary that is not a guarantor, the sale will be at fair market value and the aggregate amount of all such sales will not exceed $10,000,000;

          o any of our subsidiaries that is not a guarantor may merge with or sell substantially all its assets (upon voluntary liquidation or otherwise) to any one or more subsidiaries that is not a guarantor; and

          o Dispositions not otherwise permitted by above, so long as the aggregate fair market value of all such property so disposed in any fiscal year of Jarden does not exceed $50,000,000 and the net proceeds therefrom are applied in accordance with the Amended and Restated Credit Agreement;

       o in the event that the net proceeds received from insurance carried with respect to the collateral securing our obligations under the Amended and Restated Credit

            Agreement and the other loan documents is not completely and fully utilized for the repair or replacement of such collateral, we must make, or must cause each applicable subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the net proceeds received with respect to such insurance that is not so utilized.

         In connection with entering into the Amended and Restated Credit Agreement, the following domestic subsidiaries have agreed to guarantee our obligations under the Amended and Restated Credit Agreement: Hearthmark, Inc., Alltrista Plastics Corporation, Alltrista Newco Corporation, Alltrista Zinc Products, L.P., Tilia, Inc. (formerly known as Alltrista Acquisition I, Inc.), Tilia Direct, Inc. (formerly known as Alltrista Acquisition II, Inc.), Tilia International, Inc. (formerly known as Alltrista Acquisition III, Inc.) and Quoin Corporation (the "Guarantors"). In connection with the Lehigh acquisition, Lehigh has also agreed to guarantee our obligations under the Amended and Restated Credit Agreement.

         Pursuant to a securities pledge agreement entered into in connection with the Existing Agreement, as amended by the Consolidated Security Instrument Amendment, dated as of September 2, 2003, among Jarden, the Guarantors, and Bank of America, as Administrative Agent (the "Consolidated Security Instrument Amendment") entered into in connection with the Amended and Restated Credit Agreement, all obligations under the Amended and Restated Credit Agreement are secured by a security interest in all of the capital stock or other equity interests of each of our existing or future direct or indirect domestic subsidiaries (other than Immaterial Subsidiaries), and 65% of the voting capital stock or other equity interests and 100% of the nonvoting stock or other equity interests of each of our (or any of our direct or indirect domestic subsidiaries') existing or future direct foreign subsidiaries. Pursuant to the terms of a security agreement and an intellectual property security agreement, each entered into in connection with the Existing Agreement, as each amended by the Consolidated Security Instrument, the obligations under the Amended and Restated Credit Agreement are also secured by a security interest in substantially all of the personal property of us and our domestic subsidiaries that are not Immaterial Subsidiaries.

         A copy of the Amended and Restated Credit Agreement is attached to this report as Exhibit 10.3 and is incorporated herein by reference as though fully set forth herein. Other documents entered into by us and our subsidiaries in connection with the Amended and Restated Credit Agreement are attached to this report as Exhibits 10.4 through 10.8 and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Amended and Restated Credit Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Amended and Restated Credit Agreement and the other agreements attached to this report as Exhibits 10.4 through 10.8.

EMPLOYMENT AGREEMENT MATTERS


         We employ James E. Lillie as Chief Operating Officer of Jarden pursuant to an Employment Agreement, dated as of August 4, 2003 (the "Employment Agreement"). Under the Employment Agreement, Mr. Lillie is employed for an initial two-year term subject to successive one-year renewal terms, such renewal terms to be automatic unless either party gives prior written notice of non-renewal. Mr. Lillie receives a base salary of $375,000 per year, subject to an annual increase at least equal to the change in the Consumer Price Index, plus a performance-based bonus package. Mr. Lillie also received 35,000 shares of restricted common stock on August 4, 2003, as well as 100,000 stock options with the option price being the closing price of our common stock on such date. Mr. Lillie will receive a prescribed severance pay amount if he is terminated without cause or suffers a specified disability. A copy of the Employment Agreement is attached to this report as Exhibit 10.9 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of Employment Agreement and the employment relationship contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement.

     Our employment agreements with each of Messrs. Franklin and Ashken are for a term of two years ending December 31, 2003, subject to certain termination rights and renewal provisions. The Compensation Committee of our Board of Directors has engaged an independent compensation consultant to conduct an evaluation of compensation of executive officers of other comparable public companies and based on the results of that study will provide to the Compensation Committee compensation recommendations for each of Messrs. Franklin and Ashken. The Compensation Committee intends to consider the independent compensation consultants' recommendations and the respective achievements of Messrs. Franklin and Ashken in formulating its recommendation to our Board regarding amendments to their respective employment agreements.


Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired.

     Audited consolidated balance sheet of Lehigh as of December 31, 2002 and audited consolidated statement of income, stockholder's equity and comprehensive income and cash flows for the year ended December 31, 2002.

     Unaudited consolidated balance sheets of Lehigh as of June 30, 2002 and 2003 and unaudited consolidated statement of income and cash flows for each of the six-month periods ended June 30, 2002 and 2003.

          (b) Pro Forma Financial Information.

     Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 of Jarden Corporation which gives effect to the acquisition of Lehigh as if it had occurred on January 1, 2002.

     Unaudited pro forma condensed consolidated balance sheet as of June 30, 2003 and condensed consolidated statement of operations for the six months ended June 30, 2003. See "Index to Financial Statements."

          (c) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit       Description
-------       -----------
10.1          Stock Purchase Agreement dated as of August 15, 2003, by and among Jarden

                                       10

Exhibit       Description
-------       -----------
              Corporation,  American Manufacturing Company, Inc., and Lehigh Consumer Products Corporation.

10.2          Registration Rights Agreement, dated as of September 2, 2003, among Jarden Corporation, American
              Manufacturing Company, Inc., and the Holders named therein.

10.3          Amended and Restated Credit Agreement, dated as of September 2, 2003, among Jarden Corporation,
              Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, Canadian
              Imperial Bank of Commerce, as Syndication Agent, National City Bank of Indiana and Fleet National
              Bank, as Co-Documentation Agents.

10.4          Consolidated Amendment to Guaranty and Security Instruments, dated as of September 2, 2003, among
              Jarden Corporation, the Guarantors, and Bank of America, N.A., as Administrative Agent.

10.5          Guaranty  Agreement, dated  as of April  24, 2002,  by the Domestic Subsidiaries and Bank of
              America,  NA., as Administrative Agent (filed as Exhibit 10.2 to Jarden's Current Report on Form
              8-K filed with the Commission on May 9, 2002, and incorporated herein by reference).

10.6          Security  Agreement, dated as of April 24, 2002, among Jarden, the Domestic Subsidiaries, and
              Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.3 to Jarden's Current
              Report on Form 8-K  filed with the Commission on May 9, 2002, and incorporated  herein by reference).

10.7          Intellectual Property Security Agreement, dated as of April 24, 2002, among Jarden, the
              Domestic Subsidiaries and Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.4 to Jarden's Current Report on Form 8-K filed with the Commission on May 9, 2002, and incorporated herein by reference).

10.8          Securities  Pledge  Agreement, dated as of April 24, 2002, among Jarden, Quoin Corporation,
              Alltrista  Newco  Corporation, Caspers Tin Plate Company, and Bank of America, NA., as
              Administrative Agent (filed as Exhibit 10.5 to Jarden's Current Report on Form 8-K filed with the Commission on May 9, 2002, and incorporated herein by reference).

10.9          Employment Agreement, dated as of August 4, 2003, between Jarden Corporation and James E.
              Lillie.

23.1          Consent of PricewaterhouseCoopers LLP.

99.1          Press Release of Jarden Corporation, dated September 2, 2003.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 5, 2003

                               JARDEN CORPORATION


                               By: /s/ Desiree DeStefano
                                  ----------------------------------------------
                                  Name:  Desiree DeStefano
                                  Title: Senior Vice President

                          INDEX TO FINANCIAL STATEMENTS


Audited Consolidated Financial Statements of Lehigh Consumer Products Corporation

Report of Independent Auditors............................................................................  F-2
Consolidated Balance Sheet as of December 31, 2002........................................................  F-3
Consolidated Statement of Income
for the Year Ended December 31, 2002......................................................................  F-4
Consolidated Statement of Stockholder's Equity and Comprehensive Income
for the Year Ended December 31, 2002......................................................................  F-5
Consolidated Statement of Cash Flows
for the Year Ended December 31, 2002......................................................................  F-6
Notes to Consolidated Financial Statements................................................................  F-7

Unaudited Condensed Consolidated Financial Statements of Lehigh Consumer Products Corporation

Condensed Consolidated Statements of Income
for the Six Months Ended June 30, 2002 and 2003...........................................................  F-15
Condensed Consolidated Balance Sheets as of June 30, 2003 and December 31, 2002...........................  F-16
Condensed Consolidated Statements of Cash Flows
for the Six Months Ended June 30, 2002  and 2003..........................................................  F-17
Notes to Unaudited Condensed Consolidated Financial Statements............................................  F-18

Unaudited Pro Forma Condensed Financial Statements........................................................  F-19


                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholder of Lehigh Consumer Products Corporation


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, stockholder's equity and comprehensive income, and of cash flows present fairly, in all material respects, the financial position of Lehigh Consumer Products Corporation and its subsidiaries at December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3, the Company adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002.




PricewaterhouseCoopers LLP
Philadelphia, PA

April 17, 2003, except as to Note 11, for which the date is September 2, 2003

LEHIGH CONSUMER PRODUCTS CORPORATION
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


ASSETS
Current assets
  Cash and cash equivalents                                            $  6,513
  Accounts receivable, net of allowance for doubtful accounts of $423    18,293
  Inventory                                                              16,745
  Prepaid expenses and other assets                                         994
                                                                       --------
     Total current assets                                                42,545
                                                                       --------
Property, plant and equipment
  Land and buildings                                                     10,201
  Machinery and equipment                                                17,863
                                                                       --------
                                                                         28,064
  Accumulated depreciation                                              (14,053)
                                                                       --------
     Total property, plant and equipment                                 14,011
                                                                       --------
Other assets
  Goodwill                                                               38,365
  Intangible assets, net                                                  1,357
  Other                                                                   1,839
                                                                       --------
     Total other assets                                                  41,561
                                                                       --------
     Total assets                                                      $ 98,117
                                                                       ========
LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Current portion of long-term debt                                    $  3,557
  Accounts payable - trade                                                4,492
  Due to related parties, net                                             1,758
  Deferred compensation                                                   6,928
  Reserve for customer rebates                                            3,713
  Accrued compensation                                                    1,522
  Accrued liabilities                                                     2,472
                                                                       --------
     Total current liabilities                                           24,442
                                                                       --------
Noncurrent liabilities
  Long-term debt                                                         18,629
  Derivative instruments                                                  1,457
                                                                       --------
     Total noncurrent liabilities                                        20,086
                                                                       --------
     Total liabilities                                                   44,528
                                                                       --------
Commitments and contingencies

Stockholder's equity
  Common stock, par value $1 per share; authorized 10 shares;
   1 share outstanding                                                        1
  Additional paid-in capital                                             29,979
  Retained earnings                                                      24,923
  Accumulated other comprehensive income                                 (1,314)
                                                                       --------
     Total stockholder's equity                                          53,589
                                                                       --------
     Total liabilities and stockholder's equity                        $ 98,117
                                                                       ========




   The accompanying notes are an integral part of these financial statements.

LEHIGH CONSUMER PRODUCTS CORPORATION
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)



Net sales                                                         $ 128,128
Cost of sales                                                        89,704
                                                                  ---------
          Gross profit from sales                                    38,424
                                                                  ---------
Operating expenses
     Selling and administrative                                      13,905
     Other operating expense                                          5,627
                                                                  ---------
          Total operating expenses                                   19,532
                                                                  ---------
Operating profit                                                     18,892
                                                                  ---------

Other income (expense)
     Interest and dividend income                                        11
     Interest expense                                                (1,885)
     Other, net                                                        (380)
                                                                  ---------
          Total other expense                                        (2,254)
                                                                  ---------
Income before income taxes                                           16,638
Income tax expense                                                        -
                                                                  ---------
Net income                                                        $  16,638
                                                                  =========














The accompanying notes are an integral part of these financial statements.

LEHIGH CONSUMER PRODUCTS CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


                                                                                  ACCUMULATED
                                                     ADDITIONAL                      OTHER
                                          COMMON      PAID-IN       RETAINED     COMPREHENSIVE      TOTAL
                                           STOCK      CAPITAL       EARNINGS         INCOME         EQUITY
BALANCE AT DECEMBER 31, 2001               $  1       $29,979       $ 15,124        $  (354)       $ 44,750
                                           ----       -------       --------        -------        --------

Comprehensive income:
  Net income                                                          16,638                         16,638
  Derivative instruments                                                               (869)           (869)
  Minimum pension liability adjustment                                                  (91)            (91)

Distributions                                                         (6,839)                        (6,839)
                                           ----       -------       --------        -------        --------
BALANCE AT DECEMBER 31, 2002               $  1       $29,979       $ 24,923        $(1,314)       $ 53,589
                                           ====       =======       ========        =======        =======



















   The accompanying notes are an integral part of these financial statements.

LEHIGH CONSUMER PRODUCTS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)



CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                       $16,638
Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation                                                     1,877
  Amortization                                                       287
  Provision for doubtful accounts                                    155
  Loss on disposal of property and equipment                           2
  Unrealized loss on derivatives                                    (869)
  Minimum pension liability adjustment                               (91)
  Change in
    Assets
      Accounts receivable                                         (5,717)
      Inventories                                                 (1,592)
      Due from related parties                                        68
      Prepaid expenses and other                                     357
      Other noncurrent assets                                        394
    Liabilities
      Accounts payable                                             1,189
      Accrued liabilities                                          6,456
      Due to related parties                                       1,758
      Derivative instruments                                         890
                                                                 -------
        Net cash provided by operating activities                 21,802
                                                                 -------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                                (454)
                                                                 -------
        Net cash used in investing activities                       (454)
                                                                 -------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line-of-credit, net                                   (5,500)
Payments on note payable                                          (2,857)
Payments on mortgage                                                (700)
Distributions                                                     (6,839)
                                                                 -------
        Net cash used in financing activities                    (15,896)
                                                                 -------
NET INCREASE IN CASH AND CASH EQUIVALENTS                          5,452
Cash and cash equivalents, beginning of year                       1,061
                                                                 -------
Cash and cash equivalents, end of year                           $ 6,513
                                                                 =======



   The accompanying notes are an integral part of these financial statements.

LEHIGH CONSUMER PRODUCTS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION
     The consolidated financial statements include the accounts of Lehigh Consumer Products Corporation ("the Company") and its consolidated subsidiaries, whose operations primarily consist of the manufacture and distribution of cordage, security doors and window guards, and home storage organizer and hardware products. Principal markets include home centers and mass merchandisers. All intercompany transactions have been eliminated.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION
     Revenue from product sales is recognized when title and risk of loss transfer to the customer. Provisions for discounts and rebates to customers, returns, and other adjustments are provided in the same period that the related sales are recorded.

     SHIPPING AND HANDLING COSTS
     Shipping and handling fees related to sales transactions are billed to customers and recorded as revenue. Shipping and handling costs incurred are recorded in cost of sales.

     CASH AND CASH EQUIVALENTS
     The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

     ACCOUNTS RECEIVABLE
     Accounts receivable are stated net of allowances for doubtful accounts of $423 at December 31, 2002. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets, generally by the declining balance method for machinery and equipment and by the straight-line, and declining-balance methods for buildings. Useful lives are seven years for machinery and equipment, and range from ten to forty years for buildings. Depreciation expense was $1,877 for 2002.

     Major renewals and improvements are capitalized and minor replacements, maintenance and repairs are charged to operations as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the consolidated balance sheets and any gain or loss is reflected in the consolidated statements of operations.

LEHIGH CONSUMER PRODUCTS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


     INCOME TAXES
     The Company's tax status with the Internal Revenue Service is an "S" Corporation subsidiary. As an S Corporation subsidiary, the Company is considered a "flow-through entity." Taxable income generated after the election is passed directly to the shareholders and the Company is not required to pay income tax on total income generated. All states in which it operates recognize this status.

     DERIVATIVE FINANCIAL INSTRUMENTS
     Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 requires that all derivatives be recognized in the balance sheet at their fair value. Derivatives that are not hedges must be recorded at fair value through earnings. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives are either offset against the change in fair value of the underlying assets or liabilities through earnings or recognized in other comprehensive income until the underlying hedged item is recognized in earnings. Derivatives used by the Company are highly effective as all critical terms of the instruments match the hedged items.

     IMPAIRMENT OF LONG-LIVED ASSETS
     The Company reviews its long-lived assets, including goodwill, and identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on undiscounted cash flows. In determining the amount of an impairment loss, the Company compares an asset's carrying value to its fair market value as measured by market price or future discounted cash flows. When the carrying amount of the asset exceeds the fair value, the Company recognizes an impairment loss in an amount equal to the excess. After an impairment loss is recognized, the adjusted carrying amount of the asset becomes its new accounting basis.

     ACCRUED PRODUCT WARRANTY COSTS
     The Company offers a wide variety of warranty terms for its products. All warranty obligations anticipated to be fulfilled beyond one year are classified as noncurrent liabilities.

     CONCENTRATIONS OF CREDIT RISKS
     Financial instruments which expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk, consist primarily of cash and cash equivalents and accounts receivable. At times, such cash balances may be in excess of the FDIC insurance limits. Sales to one customer during 2002 were 62 percent of the Company's total. Trade receivables from this customer were 63 percent of total accounts receivable at December 31, 2002.

     ADVERTISING COSTS
     Advertising costs are expensed as incurred. Total advertising expense for 2002 was $368.

     GOODWILL
     Goodwill, representing the excess of the cost over the net tangible and identifiable assets acquired in business combinations, is stated at cost. Goodwill and intangibles with indefinite lives are not amortized, but tested for impairment no less frequently than annually. Impairment is measured by comparing the carrying value to fair value using quoted market prices, a discounted cash flow model, or a combination of both.

LEHIGH CONSUMER PRODUCTS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


     OTHER INTANGIBLE ASSETS
     Other intangible assets are amortized on a straight-line basis over the useful life of the asset, which is the period the asset is expected to contribute directly or indirectly to the future cash flows. The Company uses a range of five to eleven years for amortization of specific intangibles, the largest of which relates to non-compete covenants. Intangible assets were presented net of accumulated amortization of $698 at December 31, 2002. Amortization expense related to intangible assets was $287 in 2002. Amortization expense is anticipated to be $287 in 2003, $287 in 2004, $287 in 2005, $287 in 2006, and $208 in 2007.

  2. INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out ("LIFO") basis. Inventories at December 31, 2002 consisted of the following:

     Finished goods                                            $12,038
     Work in process                                               298
     Raw materials                                               4,409
                                                               -------
                                                                16,745
     Less allowance to reduce carrying value to LIFO basis           -
                                                               -------
          Total inventory                                      $16,745
                                                               =======

  3. GOODWILL

     Goodwill represents the excess of the cost over the net tangible and identifiable assets acquired in business combinations, is stated at cost. Prior to the adoption of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets ("FAS No. 142") in 2002, goodwill was being amortized over 15 years. Goodwill was presented net of accumulated amortization of $11,360 at December 31, 2002. Amortization expense related to goodwill was $0 in 2002.

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires goodwill be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. In accordance with SFAS No. 142, the Company ceased amortizing goodwill totaling $38,365 as of January 1, 2002. Based upon impairment tests performed at the transition date of January 1, 2002 and the testing date of December 31, 2002, there was no impairment of goodwill in 2002.

     The following is a reconciliation of previously reported financial information to adjusted amounts excluding goodwill amortization for the year ended December 31, 2002:

     Net income related to common shareholders                 $16,659
     Addback: Goodwill amortization                                  -
                                                               -------
     Adjusted net income related to common shareholders        $16,659
                                                               =======

LEHIGH CONSUMER PRODUCTS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


  4. PENSION PLANS

     The Company participates in a non-contributory pension plan with American Manufacturing Corporation. The plan covering salaried, office hourly, plant hourly and management employees provides pension benefits that are based on length of service and a percentage of average qualifying compensation for the highest five consecutive years of employment. The funding policy is to contribute the requirements set forth in the Employee Retirement Income Security Act ("ERISA") plus such additional amounts as the Company may determine to be appropriate. Total plan assets exceed projected benefit obligations at December 31, 2002. As of December 31, 2002, the Company had prepaid pension assets of $408, and had pension income of $284 for 2002.

     The Company has a qualified 401(k) defined contribution plan, which covers substantially all its domestic non-union full-time employees. Eligible employees may elect to defer up to 15 percent of their salary. The Company will match 50 percent of the employees' contribution up to 6 percent of their salary. Eligible employees are vested in the Company's contributions and related investment income after five years of service. Expenses for the plans were charged to continuing operations in the amounts of $179 in 2002.

     The Company participates in a qualified deferred compensation plan for certain key executives. The participant's right to receive an award-granted vests over five years subject to certain redemption provisions. There were no awards granted in 2002. At December 31, 2002, the Company had an accrued liability of $6,928, and the Company had an expense of $3,337 for the year ended December 31, 2002, related to this plan.

  5. DEBT

     Debt at December 31, 2002 consisted of the following:

     Line-of-credit of $27,000, variable rate plus 1.50% (2.88% at
       December 31, 2002) through December 2005.                       $     -
     Note payable to a bank, variable rate plus 1.50% (2.92% at
       December 31, 2002) and due in monthly installments of $238 plus interest beginning on February 1, 2001 and ending
       January 1, 2008.                                                 14,286
     Bonds payable:
       Private placement demand bonds, variable rate (6.65%
         at December 31, 2002) due July 1, 2012.                         6,900
       Industrial revenue bonds, variable rate (5.10% at
         December 31, 2002) due July 1, 2012.                            1,000
                                                                       -------
                                                                        22,186
     Current portion                                                    (3,557)
                                                                       -------
               Long-term portion                                       $18,629
                                                                       =======

LEHIGH CONSUMER PRODUCTS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


     On December 27, 2000, the Company entered into a credit facility with a bank. Under the agreement, the bank has made available to the Company $34,000 of committed 360-day revolving credit, through December 2005. The Company lowered this availability to $27,000 on December 17, 2001. Interest rate is defined as the Prime Rate, LIBOR, or Euro Rate plus between 1.5 percent and 2.25 percent based on set criteria, with the method selected at the option of the Company. In addition, the Company has a $20,000 note payable to the bank due in monthly installments of $238 plus interest beginning on February 1, 2001 and ending January 1, 2008. Interest rate is defined as the LIBOR or Euro Rate plus 1.50 percent with the method selected at the option of the Company. The credit facility is collateralized by the assets of the Company. The amount outstanding on the $20,000 note payable at December 31, 2002 was $14,286.

     The Company has outstanding $6,900 in privately placed demand bonds, and $1,000 in industrial revenue bonds through a bank to finance the construction of a new facility for one of its subsidiaries. The debt is collateralized by this facility. The interest rate on these instruments is determined on a weekly basis, and varies with the prevailing market rate for similar instruments, such that the Company's bonds will always trade at face value, without premium or discount. While, at the discretion of the Company, the interest rate determination method is in the weekly mode, the bonds are callable on any interest payment date at the option of the Company without penalty. Interest is payable monthly.

     Interest paid on all debt was $1,864 in 2002.

     The following schedule outlines principal payments due on the above long-term debt and bonds over the next 5 years:

     2003                                                          $ 3,557
     2004                                                            3,557
     2005                                                            3,557
     2006                                                            3,557
     2007                                                            3,557
     2008 and thereafter                                             4,401
                                                                   -------
                                                                   $22,186
                                                                   =======

     The long-term debt and bond agreements include restrictive covenants, the most significant of which requires that the Company maintain minimum capitalization and certain financial ratios. The Company was compliant with all covenants during 2002.

  6. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     The Company maintains an interest rate risk management strategy by using interest rate swaps to minimize economic exposure to fluctuating interest rates. The Company's interest rate swap agreements ("swaps"), which mature in 2006 and 2012, are designated as a cash flow hedge. Therefore, all unrealized gains and losses are recorded in other comprehensive income. As the underlying transaction occurs, any unrealized gains or losses on the hedges are reclassified from other comprehensive income to the statement of operations (interest expense), offsetting the income effects of the transactions for which they relate.

LEHIGH CONSUMER PRODUCTS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


     The Company entered into a swap for the notional amount of $19,286 in order to hedge the variable interest rate associated with a note payable. The Company pays a fixed rate of 4.95 percent on the notional amount and receives from the counterparty, LIBOR, with the rate determined monthly on the first day of the month. At December 31, 2002, the notional amount was $14,286. The net amount paid to the Company under the agreements was $290 for 2002. The swap expires April 3, 2006. Additionally, the Company entered into two swaps with a counterparty for the notional values of $1,000 and $8,000 in order to hedge the variable interest rate associated with its bonds. The Company pays fixed rates of 3.45 percent and 4.59 percent on the notional amounts and receives from the counterparty, variable rates equal to LIBOR, with the rate determined monthly on the first day of the month. At December 31, 2002, the notional amounts were $6,900 and $1,000. The net amount paid to the Company under the agreements was $223 for 2002. The swaps expiration coincide with the maturity date on its bonds.

     Also, the Company entered into an option agreement ("swaption") with the counterparty that gives the counterparty the right, but not the obligation to either terminate one of the Company's existing swap agreements before its maturity date without penalty or extend the life of an existing swap for two years beyond the exercise date of April 30, 2004. The counterparty may only exercise the option on April 30, 2004. The option agreement is marked to market and recorded in the Consolidated Statement of Income. The fair value of the swaption at December 31, 2002 was $21.

     At the adoption date, the Company recorded a transition adjustment of $370. At December 31, 2002, the fair value of the swaps was a liability of $1,457. The net unrealized loss on the swaps are included in accumulated other comprehensive income at December 31, 2002.

  7. LEASE COMMITMENTS

     Total rental expense under operating leases for the years ended December 31, 2002 aggregated $849 in 2002. As of December 31, 2002, future minimum payments under non-cancelable operating leases are as follows:

     2003                                                          $   855
     2004                                                              845
     2005                                                              832
     2006                                                              598
     2007                                                              429
     2008 and thereafter                                                 -
                                                                   -------
                                                                   $ 3,559
                                                                   =======

  8. RELATED PARTIES

     Amounts due from (to) related parties at December 31, 2002 consisted of the following:

     American Manufacturing Corporation of Pennsylvania            $(1,851)
     American Group                                                     93
                                                                   -------
               Total amounts due to related parties                $(1,758)
                                                                   =======

LEHIGH CONSUMER PRODUCTS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


     The entities listed above are considered related parties in that they, along with the Company, are controlled by American Manufacturing Corporation of Pennsylvania. The Company believes that the costs of the related party services are a reasonable reflection of the utilization of services provided or the benefits received. However, the financial information included herein may not reflect the consolidated financial position, operating results and cash flows of the Company if the services or transactions had occurred with an unrelated third party. The amounts due to American Manufacturing Corporation of Pennsylvania relate to a declared distribution of $1,851. The amounts due from American Group primarily relate to receivables from product sales of $1,441 for 2002. A management fee of $500 was paid to American Manufacturing Corporation of Pennsylvania for 2002.

  9. CONTINGENT LIABILITIES

     The Company has been named a defendant in several lawsuits relative to product liability in which damages of substantial amounts are being sought. While it is not feasible to predict the outcome of all pending suits and claims, management does not anticipate that the ultimate resolution of these matters will have a material adverse effect upon the consolidated financial position of the Company, although the resolution of any of the matters during a specific period could have a material effect on the annual operating results for that period. All product liability lawsuits are covered by the Company's insurance policy and are subject to a $50 to $500 deductible.

 10. RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 addresses accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company must adopt SFAS 143 in 2003. Management believes that adopting this pronouncement will not have a material impact on the Company's results of operations, financial position or cash flows.

     Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002 ("SFAS No. 145"), among other things, rescinds various pronouncements regarding early extinguishment of debt. It allows extraordinary accounting treatment for early extinguishment of debt only when the provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions are met. SFAS No. 145 provisions regarding early extinguishment of debt are generally effective for fiscal years beginning after May 15, 2002. The Company adopted this statement effective January 1, 2003. Management believes that adopting SFAS No. 145 will not have a material impact on the Company's financial position, results of operations or cash flows.

LEHIGH CONSUMER PRODUCTS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------
(IN THOUSANDS)


     Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"), addresses financial accounting and reporting for costs associated with exit and disposal activities and supercedes Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) ("EITF 94-3"). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of commitment to an exit or disposal plan. SFAS No. 146 also establishes that fair value is to be used for initial measurement of the liability. The Company must adopt SFAS No. 146 for all exit or disposal activities that are initiated after December 31, 2002. Management does not believe that adopting this pronouncement will have a material impact on the Company's results of operations, financial position or cash flows.

     Financial Accounting Standards Board Interpretation No. 45, FIN 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"), details the disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company has issued no guarantees, and therefore, the adoption of FIN 45 has not had a material impact on the Company's financial position, results of operations or cash flows.

     Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Management has determined that the Company does not have any variable interests in any variable interest entities. Therefore, no disclosures are required and the adoption of the provisions of FIN 46 is not expected to impact on the Company's financial position, results of operations or cash flows.

11.  SUBSEQUENT EVENTS

     On September 2, 2003, the Company was acquired by the Jarden Corporation for $155 million. In addition, the acquisition agreement includes an earn-out provision for additional cash or common stock of Jarden Corporation provided that certain growth targets are met.

                      LEHIGH CONSUMER PRODUCTS CORPORATION
              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (dollars in thousands)


                                                                     Six months ended
                                                                         June 30,
                                                                  2003              2002
                                                              --------------    -------------
  Net sales                                                        $67,655          $65,349
  Costs and expenses
     Cost of sales                                                  47,462           47,024
     Selling, general and administrative expenses                    9,025            8,819
                                                              --------------    -------------
  Operating earnings                                                11,168            9,506
  Interest expense, net                                                734            1,048
                                                              --------------    -------------
  Income before taxes                                               10,434            8,458
  Income tax (benefit) expense                                        (129)             (29)
                                                              --------------    -------------
  Net income                                                      $ 10,563          $ 8,487
                                                              ==============    =============






See accompanying notes to unaudited condensed consolidated financial statements.

                      LEHIGH CONSUMER PRODUCTS CORPORATION
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)

                                                                            June 30,            December 31,
                                                                              2003                  2002
                                                                       -------------------    ------------------
         ASSETS
         Current assets
             Cash and cash equivalents                                          $    130              $  6,513
             Accounts receivable, net                                             30,570                18,293
             Inventories, net                                                     14,494                16,745

             Other current assets                                                  1,058                   994
                                                                       -------------------    ------------------
                 Total current assets                                             46,252                42,545
                                                                       -------------------    ------------------

         Property, plant and equipment, net                                    $  13,439             $  14,011
         Intangibles, net                                                         39,580                39,722
         Other assets                                                                402                 1,839
                                                                       -------------------    ------------------
         Total assets                                                          $  99,673             $  98,117
                                                                       ===================    ==================

         LIABILITIES AND EQUITY
         Current liabilities

             Short-term and current portion of long-term debt                      3,557                 3,557
             Accounts payable - trade                                              3,395                 4,492
             Accrued salaries and wages                                            1,034                 1,522
             Deferred Compensation                                                 8,128                 6,928
             Other current liabilities                                             5,816                 7,943
                                                                       -------------------    ------------------
                 Total current liabilities                                        21,930                24,442
                                                                       -------------------    ------------------

         Noncurrent Liabilities
             Long-term debt                                                       17,138                18,629
             Derivative Instruments                                                1,457                 1,457
                                                                       -------------------    ------------------
                 Total noncurrent liabilities                                     18,595                20,086
                                                                       -------------------    ------------------

         Equity                                                                   59,148                53,589

                                                                       -------------------    ------------------
         Total liabilities and equity                                          $  99,673             $  98,117
                                                                       ===================    ==================


See accompanying notes to unaudited condensed consolidated financial statements.

                      LEHIGH CONSUMER PRODUCTS CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (dollars in thousands)


                                                                                 Six months ended
                                                                                     June 30,
                                                                              2003              2002
                                                                          --------------    -------------
          Cash flows from operating activities
              Net income                                                      $ 10,563          $ 8,487
              Reconciliation of net income to net cash provided by
                  Operating activities:
                  Depreciation and amortization                                    975            1,203
              Changes in working capital components                            (11,126)          (8,718)
                                                                          --------------    -------------
                  Net cash provided by operating activities                        412              972
                                                                          --------------    -------------

          Cash flows from financing activities
               Payments on debt                                                 (3,990)          (4,090)
               Proceeds from debt                                                2,500            5,100
               Dividends Paid                                                   (5,094)               -
                                                                          --------------    -------------
                  Net cash used in financing activities                         (6,584)           1,010
                                                                          --------------    -------------

          Cash flows from investing activities
              Additions to property, plant and equipment                          (211)            (231)
                                                                          --------------    -------------
                 Net cash used in investing activities                            (211)            (231)
                                                                          --------------    -------------

          Net (decrease) increase in cash                                     $ (6,383)        $  1,751
          Cash and cash equivalents, beginning of period                         6,513            1,062
                                                                          --------------    -------------
          Cash and cash equivalents, end of period                              $  130          $ 2,813
                                                                          ==============    =============


See accompanying notes to unaudited condensed consolidated financial statements.

                      LEHIGH CONSUMER PRODUCTS CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    1.   Basis of Presentation

         Certain information and footnote disclosures, including significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary for a fair presentation of the results for the interim periods presented. Results of operations for the periods shown are not necessarily indicative of results for the year. The accompanying unaudited consolidated financial statements should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements of Lehigh Consumer Products Corporation, incorporated by reference hereto.

    2.   Subsequent events

         On September 2, 2003, Lehigh Consumer Products Corporation and its subsidiaries (collectively "Lehigh"), was acquired by Jarden Corporation pursuant to a stock purchase agreement (the "Acquisition"). Pursuant to the Acquisition, Lehigh was acquired for approximately $155 million in cash. In addition, the Acquisition includes an earn-out provision with a potential payment in cash or Company common stock of up to $25 million, provided that certain earnings performance targets are met.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial information as of and for the year ended December 31, 2002 has been derived from our audited consolidated financial statements as of and for such period. The following unaudited pro forma financial information as of and for the six months ended June 30, 2003 has been derived from our unaudited interim consolidated financial statements as of and for such period. The unaudited pro forma condensed consolidated financial statements give effect to (collectively, the "Transactions"):

i. the April 2002 acquisition (the "Tilia Acquisition") of substantially all of the assets of Tilia International, Inc. and its subsidiaries ("Tilia") including the related refinancing of our senior credit facility and the offering of 9(3/4)% senior subordinated notes;

ii. the February 2003 acquisition (the "Diamond Acquisition") of substantially all of the assets of Diamond Brands International, Inc. and its subsidiaries ("Diamond") including the related financing; and

iii. the September 2003 acquisition (the "Lehigh Acquisition") of Lehigh Consumer Products Corporation and its subsidiary ("Lehigh") including the related amendment and restatement of our senior credit facility and issuance of an additional $150 million of term debt thereunder.


The unaudited pro forma financial information is not necessarily indicative of our results of operations or financial position had the events reflected herein actually been consummated at the assumed dates, nor is it necessarily indicative of our results of operations or financial position for any future period. The unaudited pro forma financial information should be read in conjunction with the Jarden consolidated financial statements with the related notes incorporated by reference herein and the Lehigh and Diamond consolidated financial statements with the related notes incorporated by reference herein.


The pro forma adjustments related to the purchase price allocation of the Lehigh and Diamond Acquisitions are preliminary and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation of the Lehigh and Diamond Acquisitions may have a significant impact on the unaudited pro forma information.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2003




                                                                                LEHIGH
                                                                             ACQUISITION
                                                   JARDEN                     PRO FORMA      PRO FORMA
                                                AS REPORTED      LEHIGH      ADJUSTMENTS     COMBINED
                                               -------------   ----------   -------------   ----------
                                                               (dollars in thousands)
ASSETS
Current assets
 Cash and cash equivalents .................      $  4,704      $   130                      $  4,834
 Accounts receivable, net ..................        56,136       30,570       $   (246)A       86,460
 Inventories, net ..........................        82,666       14,494                        97,160
 Deferred taxes on income ..................        11,055                                     11,055
 Other current assets ......................         6,009        1,058                         7,067
                                                  --------      -------       --------       --------
   Total current assets ....................       160,570       46,252           (246)       206,576
Property, plant and equipment, net .........        71,353       13,439         (6,702)B       84,090
                                                                                 6,000 C
Intangibles, net ...........................       192,962       39,580         68,020 D      300,562
Other assets ...............................        15,861          402          3,500 E       19,763
                                                  --------      -------       --------       --------
Total assets ...............................      $440,746      $99,673       $ 70,572       $610,991
                                                  ========      =======       ========       ========
LIABILITIES AND EQUITY
Current liabilities
 Short-term debt and current portion of
   long-term debt ..........................      $ 20,673      $ 3,557       $ (3,557)F     $ 32,173
                                                                                10,000 G
                                                                                 1,500 G
 Accounts payable ..........................        26,119        3,395                        29,514
 Other current liabilities .................        42,296       14,978         (8,128)H       49,146
                                                  --------      -------       --------       --------
   Total current liabilities ...............        89,088       21,930           (185)       110,833
                                                  --------      -------       --------       --------
Noncurrent liabilities .....................
 Long-term debt ............................       233,613       17,138        (17,138)F      382,113
                                                                               148,500 G
 Deferred taxes on income ..................         7,617                                      7,617
 Other noncurrent liabilities ..............        14,044        1,457         (1,457)I       14,044
                                                  --------      -------       --------       --------
   Total noncurrent liabilities ............       255,274       18,595        129,905        403,774
Equity .....................................        96,384       59,148        (59,148)J       96,384
                                                  --------      -------       --------       --------
Total liabilities and equity ...............      $440,746      $99,673       $ 70,572       $610,991
                                                  ========      =======       ========       ========

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003



                                                        DIAMOND                                LEHIGH
                                                      ACQUISITION     SUBTOTAL               ACQUISITION
                              JARDEN                   PRO FORMA     PRO FORMA                PRO FORMA    PRO FORMA
                           AS REPORTED   DIAMOND(1)   ADJUSTMENTS     COMBINED     LEHIGH    ADJUSTMENTS    COMBINED
                          ------------- ------------ ------------- ------------- ---------- ------------ -------------
                                                 (dollars in thousands, except per share data)
Net sales ...............   $228,114      $ 6,814                     $234,928     $67,655                  $302,583
Costs and expenses: .....
Cost of sales ...........    140,264        4,649       $ 119 K        145,032      47,462    $   429 P      192,923
Selling, general and
 administrative
 expenses ...............     56,306          884                       57,190       9,025        489 Q       65,158
                                                                                                  (96)R
                                                                                                 (250)S
                                                                                               (1,200)T
Reorganization
 costs (2) ..............                   1,536                        1,536          --                     1,536
                            --------      -------        ----         --------     -------    -------       --------
Operating income
 (loss) .................     31,544         (255)       (119)          31,170      11,168        628         42,966
Interest expense
 (income), net ..........      8,219          921        (921)L          8,423         734      3,395 U       12,168
                                                          155 M                                  (734)V
                                                           49 N                                   350 W
                            --------      -------      ------         --------     -------    --------      --------
Income (loss) before
 taxes ..................     23,325       (1,176)        598           22,747      10,434     (2,383)        30,798
Income tax provision
 (benefit) ..............      9,144                     (227)O          8,917        (129)     3,285 O       12,073
                            --------      -------      ------         --------     -------    --------      --------
Net income (loss) .......   $ 14,181      $(1,176)      $ 825         $ 13,830     $10,563    $(5,668)        18,725
                            ========      =======      ======         ========     =======    =======       ========
Basic earnings per
 share ..................   $   1.00                                  $   0.97                              $   1.31
Diluted earnings per
 share ..................   $   0.96                                  $   0.94                              $   1.27
Weighted average
 shares outstanding:
Basic ...................     14,242                                    14,242                                14,242
Diluted .................     14,727                                    14,727                                14,727
Other data:
Depreciation and
 amortization ...........      7,230           83         119 K          7,432         975        429 P        8,740
                                                                                                  (96)R

----------
(1) The results for Diamond represent Diamond's unaudited actual results for the month ended January 31, 2003, which are not included in Jarden's results.

(2) On May 22, 2001, Diamond filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Accordingly, its expenses related to the bankruptcy are included in "Reorganization Costs."

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002



                                                                        DIAMOND                            LEHIGH
                                                                      ACQUISITION   SUBTOTAL             ACQUISITION
                                     JARDEN                            PRO FORMA   PRO FORMA              PRO FORMA     PRO FORMA
                                  AS REPORTED  TILIA (1)  DIAMOND(1)  ADJUSTMENTS   COMBINED    LEHIGH   ADJUSTMENTS     COMBINED
                                 ------------ ---------- ----------- ------------- ----------- --------- -----------   -----------
                                  (dollars in thousands, except per share data)
 Net sales .....................   $367,104    $38,525    $101,604                 $507,233    $128,128                  $635,361
 Costs and expenses: ...........
 Cost of sales .................    216,629     19,343      72,163      $1,429 K    309,564      89,704    $  857 P       400,125
 Selling, general and
  administrative expenses.......     85,366     13,468      10,033         172 Y    109,039      19,532       978 Q       125,894
                                                                                                             (500)S
                                                                                                             (198)R
                                                                                                           (3,337)T
                                                                                                              380 U
 Reorganization costs (2) ......                             4,565                    4,565                                 4,565
                                   --------    -------    --------     -------     --------    --------   -------        --------
 Operating income
  (loss) .......................     65,109      5,714      14,843      (1,601)      84,065      18,892     1,820         104,777
 Other expense .................                                                                    380      (380)U
 Interest expense, net .........     12,611        (52)      9,182      (1,232)Z     17,895       1,874     7,738 V        26,333
                                                                        (9,182)L
                                                                         4,344 AA                          (1,874)W
                                                                         1,525 M
                                                                           474 N
                                                                           225 BB                             700 X
                                   --------    -------    --------     -------     --------    --------   -------        --------
 Income (loss) before taxes.....     52,498      5,766       5,661       2,245       66,170      16,638    (4,364)         78,444
 Income tax provision (3) ......     16,189      1,801                   3,558 O     21,548                 4,811 O        26,359
                                   --------    -------    --------     -------     --------    --------   -------        --------
 Net income (loss) .............   $ 36,309    $ 3,965    $  5,661     $(1,313)    $ 44,622    $ 16,638   $(9,175)         52,085
                                   ========    =======    ========     =======     ========    ========   =======        ========
 Basic earnings per share ......   $   2.60                                        $   3.20                              $   3.74
 Diluted earnings
  per share ....................   $   2.52                                        $   3.10                              $   3.62
 Weighted average shares
  outstanding:
 Basic .........................     13,940                                          13,940                                13,940
 Diluted .......................     14,392                                          14,392                                14,392
 Other data:
 Depreciation and
  amortization .................     10,001        471       2,321         172 Y     14,394       2,164       857 P        17,217
                                                                         1,429 K                             (198)R


----------
(1) Amounts in the Tilia column represent Tilia's actual results for the three months ended March 31, 2002, which are not included in Jarden's reported results.

(2) On May 22, 2001, Diamond filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Accordingly, its expenses related to the bankruptcy are included in "Reorganization Costs."

(3) The income tax provision of Jarden for the year ended December 31, 2002 includes a net release of a $4.4 million tax valuation allowance. The actual effective tax rate for the year (excluding the net release) was 39.2%.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

                            (dollars in thousands)

Balance sheet adjustments:

    (a) Adjustment to reflect the elimination of a receivable from Lehigh's parent company not purchased in the Lehigh Acquisition.

    (b) Adjustment to reflect the elimination of the net book value of Lehigh's Macungie, Pennsylvania land and building not purchased in the Lehigh Acquisition. Pursuant to the terms of the Lehigh Acquisition, Lehigh entered into a ten (10) year lease with the Seller for the property. See Note (q).

    (c) Adjustment to reflect the estimated step-up in fair value of Lehigh's manufacturing related machinery and equipment.

    (d) Adjustment to reflect the estimated step-up in fair value of intangible assets (trademarks and goodwill) to be recorded with the Lehigh acquisition.

    (e) Adjustment to capitalize the debt issuance costs associated with the new senior term debt issued to fund the cash purchase price of the Lehigh Acquisition. The costs will be amortized over the term of the debt (5 years).

    (f) Adjustment to reflect the elimination of debt which Jarden is not assuming in the Lehigh Acquisition.

    (g) Adjustment to reflect borrowings on Jarden's senior credit facility used to fund the Lehigh Acquisition ($10,000 of Revolving Credit Facility, $1,500 of short-term portion of Term Loan B and $148,500 of long-term portion of Term Loan B).

    (h) Adjustment to reflect the elimination of the stockholder appreciation rights plan liability which Jarden is not assuming in the Lehigh Acquisition.

    (i) Adjustment to reflect the elimination of the interest rate swap liability which Jarden is not assuming in the Lehigh Acquisition.


    (j) Adjustment to reflect the elimination of the existing stockholders' equity of Lehigh.


Statements of operations adjustments:

    (k) Adjustment to reflect depreciation expense on the estimated step up in valuation of Diamond's manufacturing related machinery and equipment amortized over an estimated useful life of seven (7) years.

    (l) Adjustment to reflect the elimination of Diamond's historical interest expense.

    (m) Adjustment to reflect interest expense on the drawdown of Jarden's revolving credit facility and the issuance of term debt in order to fund a portion of the cash purchase price of the Diamond Acquisition based upon Jarden's effective borrowing rate on its senior credit facility. The effect of a 1/8% change in interest rates would be $35 per year.

    (n) Adjustment to reflect the elimination of Jarden's interest income related to cash on hand used to fund a portion of the cash purchase price of the Diamond Acquisition.

    (o) Adjustment to reflect an effective tax rate of 39.2% on the pre-tax results of the acquired business and related adjustments based on Jarden's effective tax rate for the period.

    (p) Adjustment to reflect the depreciation expense on the estimated step up in valuation of Lehigh's manufacturing related machinery and equipment amortized over an estimated useful life of seven (7) years. See note
         (c).

    (q) Adjustment to reflect rental expense for the Macungie, Pennsylvania property not purchased with the Lehigh acquisition, but leased from the seller by Jarden in conjunction with the Lehigh Acquisition. See note
         (b).

    (r) Adjustment to reflect the elimination of historical depreciation of the building not purchased in the Lehigh Acquisition. See note (b).

    (s) Adjustment to reflect the elimination of Lehigh's historical management fee expense charged from its former parent. The management fee contract was terminated in conjunction with the Lehigh Acquisition.

    (t) Adjustment to reflect the elimination of the historical stockholders' appreciation rights plan expense. See note (h).

    (u) Adjustment to reflect the reclassification of Lehigh's other expense to selling, general and administrative expenses to conform to Jarden's presentation.

    (v)  Adjustment to reflect pro forma interest expense relating to:

              i. the $10 million borrowing under Jarden's revolving credit facility to partially fund the purchase price of the Lehigh acquisition, based upon Jarden's effective borrowing rate for its senior credit facility.

              ii. the $150 million term loan issued to fund the purchase price of the Lehigh Acquisition, based upon Jarden's effective borrowing rate for its senior credit facility. The effect of a 1/8% change in interest rates would be $200 per year

    (w) Adjustment to reflect the elimination of Lehigh's historical interest expense.

    (x) Adjustment to reflect amortization of debt issue costs for new senior term loan issued in conjunction with the Lehigh Acquisition.

    (y) Adjustment to reflect amortization of identifiable intangible assets recorded with the Tilia acquisition.

    (z) Adjustment to reflect the elimination of Jarden's historical interest expense prior to the Tilia acquisition for the first quarter of 2002.

    (aa) Adjustment to reflect pro forma interest expense relating to:

              i. the new senior credit facility issued in conjunction with the Tilia Acquisition at 5%, based upon Jarden's effective borrowing rate on its senior credit facilities for first quarter 2002;

              ii. the interest bearing subordinated seller note issued in conjunction with the Tilia Acquisition at 5% based upon Jarden's effective borrowing rate on its senior credit facilities for first quarter 2002; and

              iii. the 9(3/4)% Senior Subordinated Notes due 2012 issued in conjunction with the Tilia Acquisition.

    (bb) Adjustment to reflect the amortization of debt issue costs for both the new senior credit facility and the Senior Subordinated Notes due 2012 issued in conjunction with the Tilia Acquisition.